ONITY GROUP INC.
ANNUAL INCENTIVE PLAN
As Amended September 20, 2024
ARTICLE I - GENERAL PROVISIONS
1.1Purpose
The purpose of the Onity Group Inc. Annual Incentive Plan (the “Plan”) is to advance the success of Onity Group Inc. and to thereby increase shareholder value by promoting the attainment of significant business objectives by the Company or a business unit and basing a portion of the annual compensation of selected officers and key employees on the attainment of such objectives. The Plan is designed to: (i) further align the interests of Participants with the interests of the Company's shareholders, (ii) reward Participants for creating shareholder value as measured by performance goals, and (iii) assist in the attraction and retention of employees vital to the Company's long-term success.
1.2Definitions
For the purpose of the Plan, the following terms shall have the meanings indicated:
(a)“Board” means the Board of Directors of the Company.
(b)“Cause” means: (i) conduct, activities or performance by a Participant which, in the judgment of the Company, based upon the information then in its possession, is detrimental to its interests, business, goodwill or reputation; or (ii) such definition of Cause as is contained in a Participant’s employment agreement, if any, with the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.
(d)“Company,” means Onity Group Inc. and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the calculation of any performance goal, shall include any corporation, partnership, or other organization of which the Company owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the term “Company” shall include any successor to Onity Group Inc.
(e)“Committee” means the Compensation Committee of the Board (or any successor committee of the Board performing a similar function or the whole Board if the Board performs such functions) or, with respect to any particular function under the Plan identified by the Committee or the Board, any subcommittee of the whole Committee established by the whole Committee or the Board in order to comply with the definition of Non-Employee Director under Rule 16b-3 of the Exchange Act.
(f)“Common Stock” means the Company's Common Stock, par value $.01 per share.
(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(h)“Participant” means any person who has satisfied the eligibility requirements set forth in Section 1.4 and to whom an award has been made under the Plan.
(i)“Performance Measures” means the criteria upon which awards will be based, which shall be any one or more of the following measures: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, cash flow, market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas, return on equity, average equity used, value of assets, return or net return on assets, net assets or capital (including invested capital), growth in assets or net assets, asset intensity, earnings (including net earnings, EBITDA and EBIT), cash flow (including operating and net cash flow), adjusted cash flow from operations, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, reduction of losses, reduction of expenses, loss ratios or expense ratios, costs (including cost of capital, cost per loan, cost per hire and training costs), debt reduction, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, turnover rate, mortgage loan delinquencies, pre-foreclosure delinquency resolutions, dispositions of REO properties, servicing advances, loans (including forward and reverse mortgage loans), call center metrics, complaint resolution rates, customer satisfaction based on specified objective goals, reduced excess facilities and/or reduced facility costs, delivery of objectively determinable key projects on time and per specified objectives, objective process and vendor management measures, including turn-times, error rates and objective quality control measures, and objective management development measures, including delivery, participation rates and success in programs aimed at building organizational capabilities and talent. Performance Measures may be based (a) on the performance of the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion or combination thereof under such measure for the Performance Period, (b) upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making an award and/or (c) in the case of earnings-based measures, on comparisons to capital, stockholders’ equity, shares outstanding or such other measures selected or defined by the Committee at the time of making an award. In addition, the Committee may elect to base awards on criteria other than those enumerated above.
(j)“Performance Period” means, in relation to any award, the calendar year for which performance is being calculated, with each such period constituting a separate Performance Period.
(k)“Performance Threshold” means, in relation to any Performance Period, the minimum level of performance that must be achieved with respect to the Performance Measure in order for an award to become payable pursuant to Section 2.5 hereof.
(l)“Target Award” means a percentage of a Participant's annual base salary for the Performance Period as set by the Plan Administrator. If a Participant first becomes eligible for the Plan during a Performance Period, the Participant’s Target Award amount for that Performance Period will, unless otherwise provided by the Plan Administrator, be prorated based on the date of eligibility. If a Participant’s position changes during a Performance Period, the Compensation Committee may provide for the Participant’s Target Award percentage for that Performance Period to be determined by prorating the Target Award percentages for the positions held by the Participant during the Performance Period and the amount of time spent in each position during the

Performance Period. If a Participant’s annual base salary changes during a Performance Period, the Participant’s Target Award for that Performance Period will be determined taking into account the Participant’s different base salary levels in effect during the Performance Period and prorating each for the portion of the Performance Period each was in effect.
1.3Administration
The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall, among other things, determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Measure(s) to be utilized) and determine whether the Performance Measures and Performance Thresholds for any award have been achieved. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on awards as it deems appropriate. The Committee may, with respect to Participants who are not subject to Section 16 of the Exchange Act, delegate such of its powers and authority under the Plan to the Company's President and Chief Executive Officer as it deems appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to the President and Chief Executive Officer as it relates to those aspects of the Plan that have been delegated.
1.4Eligibility and Participation
Participation in the Plan shall be limited to officers, who may also be members of the Board, and other employees of the Company who are determined by the Committee to be eligible for participation in the Plan.
ARTICLE II - AWARD TERMS

2.1    Granting of Awards
The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn compensation in the event that the Company achieves the Performance Thresholds established by the Committee.
2.2    Establishment of Performance Thresholds
Each award shall be conditioned upon the Company's achievement of one or more Performance Thresholds with respect to Performance Measure(s). The Committee, in its discretion, may establish Performance Thresholds for the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion or combination thereof. In addition to establishing a minimum performance level below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than the Target Award may be paid so long as the Performance Threshold has been exceeded. The Committee may adjust the Performance Thresholds and measurements to reflect significant unforeseen events.
2.3    Other Award Terms

The Committee may, in its sole discretion, establish certain additional performance-based conditions that must be satisfied by the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion or combination thereof or the Participant as a condition precedent to the payment of all or a portion of any awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion or combination thereof or the Participant.
2.4    Certification of Achievement of Performance Thresholds; Authority to Adjust Payment
The Committee shall, prior to any payment under the Plan, certify in writing the extent, if any, that the Performance Threshold has been achieved. For purposes of this provision, the approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.
The Committee has the authority to adjust the amount of any award otherwise payable under the Plan based on such facts and circumstances it may consider appropriate.
2.5    Distribution of Awards.
Awards under the Plan shall be paid in cash as soon as practicable after audited financial statements for the Performance Period have been prepared and the Committee has certified that the Performance Threshold has been achieved.
Notwithstanding the foregoing, the Committee may, in its sole discretion, elect to pay all or a portion of the total award value in the form of fully-vested shares of Common Stock granted under the Company’s 2021 Equity Incentive Plan, as amended, or any successor equity incentive plan of the Company (“Equity Plan”). The Committee may also, in its sole discretion, provide at the time of granting an award under the Plan that all or a portion of any total award value with respect to such award will be paid in the form of an award granted under the Equity Plan, in lieu of paying such portion of the award under the Plan in cash. The Committee shall specify the terms, including any deferred vesting and the methodology for converting the cash otherwise payable into the number of shares covered by the Equity Plan award, of any such Equity Plan award.
2.6    Termination of Employment.
A Participant must be actively employed by the Company on the date his or her award is to be paid (“the Payment Date”) in order to be entitled to payment of any award. In the event active employment of a Participant shall be terminated before the Payment Date for any reason other than discharge for “Cause”, such Participant shall not be entitled to receive any award unless otherwise determined by the Committee. A Participant discharged for Cause shall not be entitled to receive any award for the year.
ARTICLE III - OTHER PROVISIONS
3.1    Withholding Taxes.
Whenever payments under the Plan are to be made, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

3.2    Adjustment in Number of Shares
Awards may be adjusted by the Committee in the manner and to the extent it determines to be appropriate in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of the award.
3.3    No Right to Employment
Nothing contained in the Plan or in any award agreement shall confer upon any Participant any right with respect to continued employment with the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant's employment for any reason.
3.4    Nontransferability
A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred without the written consent of the Committee except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.
3.5    Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.
3.6    Foreign Jurisdictions
The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with the tax or other laws of foreign countries or jurisdictions in order to promote achievement of the purposes of the Plan with respect to Participants residing or working in such jurisdictions.
3.7    Other Compensation Plans
Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for employees of the Company.
3.8    Construction
The Plan shall be construed to satisfy, to the maximum extent possible, the requirements of Section 409A of the Code to avoid any tax, penalty or interest thereunder. However, each Participant or other person entitled to a payment with respect to the Plan shall be solely responsible for any and all tax liability that may arise with respect to such payment, subject to the withholding right of Section 3.1.
3.9    Clawback Policy
The awards granted under the Plan are subject to the terms of any recoupment, clawback or similar policy that the Company may adopt and as any such policy may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any cash, Equity Plan awards, or property received with respect to the awards.

ARTICLE IV - AMENDMENT AND TERMINATION
The Board of Directors may modify, amend, or terminate the Plan at any time except that, no modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under an award previously made to such Participant without the consent of such Participant.
ARTICLE V - EFFECTIVE DATE
This amendment to and restatement of the Plan is effective as of the date first indicated above.